EXHIBIT 24

                                POWER OF ATTORNEY

                  Each of the undersigned hereby appoints any one of James S. Beard, James R. English, Edward J. Scott, and Paul J. Gaeto as his attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, to execute for each of the undersigned and in his name and capacity with Caterpillar Financial Services Corporation as listed below, and to file any of the documents hereinafter described relating to the issuance and offering of the Company's debt securities up to a total of US$100,000,000 or its equivalent (including in such amount the offering price rather than the face value of any such securities sold at a discount from face value), such documents being: a Registration Statement to be filed with the Securities and Exchange Commission, any all other documents required to be filed with respect thereto with any regulatory authority, and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, each acting alone, with full powers of substitution and resubstitution, full power and authority to accomplish the foregoing registration as fully as the undersigned might do.

                  Dated as of this 7th day of April, 1999.

                       Signature                                        Title

                    /s/:  JAMES S. BEARD                      President, Director and
               -----------------------------                  Principal Executive Officer
                       James S. Beard


                  /s/:  JAMES R. ENGLISH                      Executive Vice President
               -----------------------------                  and Director
                     James R. English


                   /s/:  JAMES W. OWENS                       Director
               -----------------------------
                     James W. Owens


                 /s/:  KENNETH C. SPRINGER                    Controller and Principal
               -----------------------------                  Accounting Officer
                    Kenneth C. Springer


                   /s/:  EDWARD J. SCOTT                      Treasurer and Principal
               -----------------------------                  Financial Officer
                      Edward J. Scott